Exhibit 99.1

Ares Commercial Real Estate Corporation To Acquire Alliant Capital LLC

Acquisition of DUS® Lender with $3.9 Billion Servicing Portfolio

Expands ACRE’s Product Offering Into Fannie Mae and FHA Loans

CHICAGO, IL — May 15, 2013 — Ares Commercial Real Estate Corporation (NYSE: ACRE) announced today that it has entered into a definitive agreement to acquire EF&A Funding, L.L.C, d/b/a Alliant Capital LLC from The Alliant Company, LLC and Alliant, Inc., for approximately $62.8 million through a combination of cash and stock. Under the terms of the transaction, Alliant Capital LLC is expected to become a wholly owned taxable REIT subsidiary of ACRE.  Alliant Capital, Ltd., which on a national scale provides tax credit equity for the financing and development of affordable housing, is not included in the acquisition and will remain a part of The Alliant Company.

With approximately 90 employees located across 15 offices throughout the U.S., Alliant Capital LLC is a financial services company focused on multi-family lending that has developed a significant origination, asset management and servicing platform. Alliant Capital LLC has primarily originated and serviced multi-family loans through the Fannie Mae Delegated Underwriting and Servicing (DUS®) program. As of March 31, 2013, Alliant Capital LLC had a servicing portfolio of approximately $3.9 billion in multi-family loans with mortgage servicing rights as of December 31, 2012 at a fair value of approximately $61.0 million.  For the five-year period ending December 31, 2012, Alliant’s loan originations have increased at a compound annual growth rate of 12.7%, and loan originations exceeded $600 million for 2012. Recently, Alliant Capital LLC was approved to originate loans insured by the Federal Housing Administration (FHA) and to securitize those loans through the Government National Mortgage Association (Ginnie Mae).

“This highly strategic transaction with Alliant Capital LLC will enable ACRE to better meet the short- and long-term financing needs of multi-family owner/operators in an asset class that has performed well over the long-term, especially in the past five years,” said John Bartling, Chief Executive Officer of Ares Commercial Real Estate Corporation.  “We expect that the transaction will benefit shareholders by being accretive to earnings as revenue synergies follow the advancements of scale.”

ACRE expects the transaction to be accretive to its earnings per share and provide several strategic benefits for shareholders:

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Accelerates Scaling of ACRE and Enhances Market Presence: Alliant Capital LLC’s national direct origination platform focused on Fannie Mae and FHA/Ginnie Mae multi-family loans (Agency loans) will provide further scale to ACRE’s platform and enhance its direct origination capabilities. ACRE’s market capabilities will expand considerably given the growth from 25 to 89 mortgage professionals for ACRE resulting from the transaction.

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Broadens Product Offerings to Unlock Revenue Opportunities: Currently, ACRE provides transitional “bridge loans” to multi-family owners/operators that ultimately seek permanent financing through U.S. Department of Housing and Urban Development (HUD) or Fannie Mae loans. Alliant Capital LLC’s focus on long-term multi-family Agency loans will expand ACRE’s product offering and extend relationships with borrowers. ACRE can now provide a complete turnkey financial solution for multi-family owners/operators seeking short- and long-term financing options. Alliant Capital LLC’s new approval to provide FHA/Ginnie Mae loans could also provide incremental revenue growth.

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Diversifies Revenues and Provides Predictable Servicing Cash Flows: The addition of Alliant Capital LLC’s $3.9 billion servicing portfolio consisting of approximately 1,000 loans diversifies ACRE’s revenue stream by adding more predictable servicing income and extending the duration of ACRE’s portfolio.  The combination of ACRE’s direct lending model with the fee-based origination and servicing revenues of Alliant Capital LLC should result in improved balance sheet and cost efficiencies. Equally as important, we believe the self-funding nature of the Alliant Capital, LLC business provides a more durable growth platform that minimizes capital markets volatility risk.

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High Barriers to Entry Enhances Opportunity: There are high barriers to entry into DUS lending due to the limited number of Fannie Mae DUS® lenders. In addition, the strict multi-family approval standards for other GSEs and FHA/Ginnie Mae create further barriers. Therefore, the long-term competitive landscape remains favorable, particularly for GSE-approved and FHA/Ginnie Mae-approved providers, which collectively account for approximately 60% of multi-family market.

Separately, the ACRE Board announced that Todd Schuster, current ACRE Board Member, a board member of an affiliate of Alliant Capital LLC, and the Founder and former Chief Executive Officer of CW Financial Services from 1991 until 2009, has been appointed to join Mr. Bartling as Co-CEO effective June 1, 2013.

“We are delighted to have Todd’s leadership in growing the ACRE platform. As a leading commercial real estate finance CEO, Todd’s significant insights in running GSE and FHA/Ginnie Mae platforms will be invaluable to the success of this acquisition,” added Mr. Bartling.

“With the acquisition of Alliant Capital LLC, we believe that ACRE will be well-positioned for significant growth as a non-bank lender with a full service product suite and balance sheet capability in the $390 billion multi-family market,” said Mr. Schuster, Co-Chief Executive Officer of Ares Commercial Real Estate Corporation effective June 1, 2013.  “We expect that the higher return and less capital intensive nature of Alliant Capital LLC’s origination and servicing platform will benefit ACRE shareholders.  We are also excited about bringing on Alliant’s highly experienced management team led by industry veteran Ed Hurley, with whom I look forward to working closely.”

The Alliant Company and Alliant, Inc. will receive 588,235 shares currently valued at approximately $9.9 million, using Ares Commercial Real Estate Corporation’s closing stock price on May 14, 2013, plus an additional $52.9 million in cash, subject to certain adjustments.  The cash portion of the transaction may be financed through additional debt financing, potential issuances of common or preferred stock and/or the repayment or sale of certain assets.

ACRE’s acquisition of Alliant Capital LLC is subject to appropriate GSE governmental and regulatory approvals, certain lender consents and other customary closing conditions.  The transaction is expected to close in the second half of 2013.  However, there can be no assurance that the transaction will be completed during this period or at all.

Credit Suisse Securities (USA) LLC acted as financial advisor to Ares Commercial Real Estate Corporation in connection with the transaction.

CONFERENCE CALL AND WEBCAST INFORMATION

The Company will host a webcast and conference call on Wednesday, May 15, 2013, 9:00 AM Central Time (10:00 AM Eastern Time) to discuss the transaction during its regularly scheduled earnings for the quarter ended March 31, 2013.  All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of the Company’s website at http://www.arescre.com. Please visit the website to test your connection before the webcast. Domestic callers can access the conference call by dialing (888)-317-6003. International callers can access the conference call by dialing +1 (412)-317-6061. All callers will need to enter the Participant Elite Entry Number 4229219 followed by the # sign and reference “Ares Commercial Real Estate Corporation” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected. For interested parties, an archived replay of the call will be available through May 30, 2013 to domestic callers by dialing (877)-344-7529 and to international callers by dialing +1 (412)-317-0088. For all replays, please reference conference number +1 (412)-317-0088. An archived replay will also be available on a webcast link located on the Home page of the Investor Resources section of the Company’s website.

About Ares Commercial Real Estate Corporation

Ares Commercial Real Estate Corporation is a specialty finance company that originates, invests in and manages middle-market commercial real estate loans and other commercial real estate investments. Through its national direct origination platform, Ares Commercial Real Estate Corporation provides flexible financing solutions for middle market borrowers.  Ares Commercial Real Estate Corporation intends to elect to be taxed as a real estate investment trust and is externally managed by an affiliate of Ares Management LLC, a global alternative asset manager with approximately $59 billion in committed capital under management as of March 31, 2013.  For more information, please visit ACRE’s website at arescre.com.

About Alliant Capital LLC

The Alliant Companies are a family of privately owned, fully integrated national finance and investment firms with offices throughout the United States. The companies are comprised of five independent companies with assets under management in excess of $9.2 billion. The Alliant Company offers a comprehensive range of products and services including tax credit syndication for the development and financing of affordable housing and distributed solar energy systems, multifamily debt, development, management and real estate ownership. Alliant Capital LLC is a member of the Alliant family and serves as a resource for nationwide multifamily debt and equity financing utilizing the Fannie Mae DUS® platform. Currently positioned as a leading financier to the multifamily industry, the company provides integrated origination, underwriting and loan servicing to its clients with convenience, financial stability and flexibility.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which relate to future events or our future performance or financial condition.  These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties.  Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission.  Ares Commercial Real Estate Corporation undertakes no duty to update any forward-looking statements made herein.

Contact:

Ares Commercial Real Estate Corporation

Carl Drake

(888) 818-5298

cdrake@aresmgmt.com